Exhibit 99.1

Cott Reports First Quarter 2018 Results and Announces Approval of Share Repurchase Program

(Unless stated otherwise, all first quarter 2018 comparisons are relative to the first quarter of 2017; all information is in U.S. dollars.)

TORONTO and TAMPA, FL, May 3, 2018 /CNW/ - Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the first quarter ended March 31, 2018.

Following the closing of the sale of Cott's traditional business on January 30, 2018, Cott became a pure play water, coffee and filtration business.  In keeping with Cott's new "better for you" business focus, Cott has updated its corporate logo to reflect its new business of water and coffee services.

FIRST QUARTER 2018 HIGHLIGHTS – CONTINUING OPERATIONS

•	Revenue increased 4% (3% excluding the impact of foreign exchange and adjusted for comparable trading days) to $561 million compared to $537 million.
•	Reported net income and net income per diluted share were $5 million and $0.03, respectively. Adjusted EBITDA increased 8% to $65 million.
•	Cott completed the sale of its traditional beverage manufacturing business to Refresco Group N.V. ("Refresco") on January 30, 2018 for $1.25 billion, of which approximately $1.1 billion of proceeds were utilized to repay outstanding debt (inclusive of principal, premium and interest payments). As of March 31, 2018, Cott's leverage was 3.6 times (net debt to LTM adjusted EBITDA).
•	On March 23, 2018, Cott completed the acquisition of Crystal Rock Holdings, Inc., a direct-to-consumer home and office water, coffee, and filtration services business. On April 9, 2018, Cott sold its PolyCycle Solutions assets to Consolidated Container Company. The net impact of these two transactions on 2018 revenues is expected to be an increase of approximately $30 million.
•	Cott increased targeted full year 2018 revenues to over $2.35 billion to reflect the Crystal Rock and PolyCycle transactions.
•	Cott increased targeted full year 2018 cash flow provided by operations to reflect the Crystal Rock and PolyCycle transactions to approximately $235 million with capital expenditures in the range of $115 to $120 million, resulting in adjusted free cash flow of $115 to $120 million (when excluding acquisition, integration, and other working capital adjustments).
•	On May 1, 2018, Cott's Board of Directors approved a $50 million share repurchase plan.

"I am pleased with the activity undertaken and the results of the first quarter.  In addition to our continuing revenue and EBITDA growth, we closed on the sale of our traditional business which reduced our debt by around $1 billion, we received approval from our Board of Directors to rebrand Cott's corporate identity to reflect the change in the business and approved a stock repurchase program," commented Jerry Fowden, Cott's Chief Executive Officer.

FIRST QUARTER 2018 GLOBAL PERFORMANCE FROM CONTINUING OPERATIONS

•	Revenue increased 4% to $561 million (3% excluding the impact of foreign exchange and adjusted for comparable trading days) as each of the operating segments generated growth during the quarter. Revenue drivers in the quarter are tabulated below:
Continuing Operations
Revenue Bridge
2017 Q1 Revenue	$536.9
Route Based Services	+8.3
Coffee, Tea and Extract Solutions	+7.7
Fewer trading days (1)	-6.4
Foreign exchange (1)	+14.6
Other	-0.3
2018 Q1 Revenue	$560.8

(1) See Exhibit 5 for details by reporting segment

•	Gross profit increased 2% to $274 million, driven primarily by revenue growth within our operating segments, offset in part by increases in previously disclosed freight costs within our Route Based Services segment alongside a change in customer mix within our Coffee, Tea and Extract solutions segment.
•	Interest expense was $21 million. The proceeds from the sale of our traditional business were used to redeem the remaining $250 million of our 10% DS senior secured notes and $525 million of our 5.375% notes, and to pay off the outstanding balance on our asset-based lending facility. As a result, interest expense is expected to be approximately $57 million for the remainder of 2018 or $78 million in total for fiscal year 2018.
•	Reported net income and net income per diluted share were $5 million and $0.03, respectively, compared to reported net loss and net loss per diluted share of $10 million and $0.07, respectively.
•	Reported EBITDA was $74 million compared to $50 million in the prior year. Adjusted EBITDA increased 8% to $65 million driven primarily by revenue growth within our operating segments.
•	Net cash provided by operating activities of $23 million, less $30 million of capital expenditures resulted in free cash flow of ($7) million or $7 million of adjusted free cash flow (adjusted for acquisition, integration, and other working capital adjustments) compared to adjusted free cash flow of $9 million in the prior year.

FIRST QUARTER 2018 REPORTING SEGMENT PERFORMANCE

Route Based Services

•	Revenue increased 5% (2% excluding the impact of foreign exchange and adjusted for comparable trading days) to $371 million. A detailed breakdown is tabulated below.
Route Based Services
Revenue Bridge
2017 Q1 Revenue	$352.3
HOD Water related	+2.5
Retail	+3.9
Filtration	+0.9
OCS	-1.1
Other	+2.1
Fewer trading days	-1.3
Foreign exchange impact	+11.8
2018 Q1 Revenue	$371.1

•	Gross profit increased 3% to $228 million, driven primarily by increased revenue, offset in part by freight and transportation costs.
•	Operating income increased 32% to $12 million, due primarily to the increase in gross profit.

Coffee, Tea and Extract Solutions

•	Revenue increased 2% (5% adjusted for comparable trading days) driven primarily by 3% growth in coffee pounds sold (7% adjusted for comparable trading days) and growth in liquid coffee and extracts.
Coffee, Tea and Extract Solutions
Revenue Bridge
2017 Q1 Revenue	$143.3
Coffee volume	+7.5
Coffee price/mix	-5.4
Liquid coffee and extracts	+4.1
Other	+1.5
Fewer trading days	-4.9
2018 Q1 Revenue	$146.1

•	Gross profit was $39 million compared to $42 million due to a $2 million commodity hedging gain recorded in the prior year as well as fewer trading days.
•	Operating income was $4 million compared to $6 million due to a $2 million commodity hedging gain recorded in the prior year as well as fewer trading days.

2018 FULL YEAR FOREIGN EXCHANGE, REVENUE, AND FREE CASH FLOW OUTLOOK FROM CONTINUING OPERATIONS

Cott increased the targeted full year 2018 consolidated revenue to over $2.35 billion and full year 2018 cash flow provided by operations to approximately $235 million with capital expenditures in the range of $115 to $120 million, resulting in adjusted free cash flow of $115 to $120 million (when excluding acquisition, integration, and other working capital adjustments).

Green coffee commodity market prices have been declining since the end of 2016.  At current rates, in conjunction with the timing of various pricing agreements, we would expect to see a 0.5% to 1% lowering of our quarterly consolidated revenues with a corresponding reduction to cost of goods sold.  As a majority of our coffee purchases are incorporated into our hedging program, the changes in pricing will operate similar to a pass-through mechanism and as a result our profitability will not be materially impacted by revenue impacts caused by the market movement in green coffee prices.

SHARE REPURCHASE PROGRAM

Cott's board of directors has determined that the repurchase of a portion of Cott's outstanding common shares is an appropriate use of available cash and is in the best interests of Cott and its shareowners. In order to facilitate repurchases, the Toronto Stock Exchange ("TSX") has approved Cott's notice of intention to make a normal course issuer bid for a portion of its common shares as appropriate opportunities arise from time to time. The total size of the repurchase is capped at $50 million. Repurchases will be made through the facilities of the TSX, the New York Stock Exchange ("NYSE") and other alternative Canadian trading systems in accordance with applicable regulatory requirements, including Rule 10b-18 of the Securities Exchange Act of 1934. Cott may begin to purchase common shares on or about May 7, 2018.

As of April 23, 2018, Cott's public float was 137,685,569 common shares, with 140,188,624 common shares issued and outstanding. Pursuant to the notice, up to 10% of the public float, or 13,768,557 common shares, may be repurchased during the 12-month period commencing May 7, 2018 and ending on May 6, 2019, subject to the aggregate $50 million cap. Of this amount, up to 7,009,431 common shares may be repurchased through the facilities of the NYSE. Common shares will be repurchased at then-current market prices. Pursuant to the TSX rules, the maximum number of common shares that may be repurchased during a single trading day on the TSX is 38,601, representing 25% of the average daily trading volume of 154,406 of Cott's common shares on the TSX for the past six months, subject to certain exceptions for block repurchases. Rule 10b-18 contains similar volume-based restrictions on daily purchases on the NYSE, subject to certain exceptions for block repurchases. Cott will fund the purchases through cash on hand, and repurchased common shares will be cancelled.

The notice of intention provides that no appraisal or valuation regarding Cott, its material assets or securities, has been prepared within the two years preceding the date of the notice.

To the knowledge of Cott, no director, senior officer or other insider of Cott currently intends to sell any Common Shares under the bid. However, sales by such persons through the facilities of the TSX or NYSE may occur if the personal circumstances of any such person change or any such person makes a decision unrelated to these normal course purchases. The benefits to any such person whose Common Shares are purchased would be the same as the benefits available to all other securityholders whose Common Shares are purchased.

Cott will enter into an automatic purchase plan in relation to purchases under the normal course issuer bid. The automatic purchase plan will allow for the purchase of Common Shares, subject to certain trading parameters, at times when Cott ordinarily would not be active in the market due to its own internal trading black-out period, insider trading rules or otherwise. Outside of these periods, Common Shares may also be repurchased in accordance with management's discretion and in compliance with applicable law.

"We are pleased to announce today that a share repurchase program has been approved by our Board of Directors and the TSX. This program is an integral part of our capital deployment strategy which also incorporates an acceleration of our complementary tuck-in acquisition plan," commented Mr. Fowden.

FIRST QUARTER 2018 RESULTS CONFERENCE CALL

Cott Corporation will host a conference call today, May 3, 2018, at 10:00 a.m. ET, to discuss first quarter results, which can be accessed as follows:

North America: (888) 231-8191
International: (647) 427-7450
Conference ID: 4264928

A live audio webcast will be available through Cott's website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

ABOUT COTT CORPORATION

Cott is a water, coffee, tea, extracts and filtration service company with a leading volume-based national presence in the North American and European home and office bottled water delivery industry and a leader in custom coffee roasting, blending of iced tea, and extract solutions for the U.S. foodservice industry. Our platform reaches over 2.4 million customers or delivery points across North America and Europe supported by strategically located sales and distribution facilities and fleets, as well as wholesalers and distributors. This enables us to efficiently service residences, businesses, restaurant chains, hotels and motels, small and large retailers, and healthcare facilities.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Cott utilizes certain non-GAAP financial measures.  Cott excludes from GAAP revenue the impact of foreign exchange and the impact of additional trading days in the prior period to separate the impact of these factors from Cott's results of operations. Cott utilizes EBITDA and adjusted EBITDA on a global basis to separate the impact of certain items from the underlying business.  Because Cott uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott's underlying business performance and the performance of its management.  Additionally, Cott supplements its reporting of net cash provided by (used in) operating activities determined in accordance with GAAP by excluding additions to property, plant & equipment to present free cash flow, and by excluding acquisition and integration cash costs as well as a working capital adjustment related to the Concentrate Supply Agreement with Refresco to present adjusted free cash flow, which management believes provides useful information to investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, paying dividends, repurchasing common shares, and strengthening the balance sheet.  The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott's financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management's expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to the amount of shares that may be repurchased under the share repurchase program, the execution of our strategic priorities, future financial and operating trends and results (including Cott's outlook on 2018 revenue and free cash flow) and related matters. The forward-looking statements are based on assumptions regarding management's current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to compete successfully in the markets in which we operate; fluctuations in commodity prices and our ability to pass on increased costs to our customers or hedge against such rising costs and the impact of those increased prices on our volumes; our ability to manage our operations successfully; our ability to fully realize the potential benefit of acquisitions or other strategic opportunities that we pursue; potential liabilities associated with the Refresco transaction; our ability to realize the revenue and cost synergies of recent acquisitions because of integration difficulties and other challenges; the limited nature of our indemnification rights under the acquisition agreements for our recent acquisitions; our exposure to intangible asset risk; currency fluctuations that adversely affect the exchange between the U.S. dollar and the British pound sterling, the Euro, the Canadian dollar, and other currencies; our ability to maintain favorable arrangements and relationships with our suppliers; our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness; our ability to maintain compliance with the covenants and conditions under our debt agreements; fluctuations in interest rates, which could increase our borrowing costs; the incurrence of substantial indebtedness to finance our recent acquisitions; the impact of global financial events on our financial results; credit rating changes; our ability to fully realize the expected cost savings and/or operating efficiencies from our restructuring activities; any disruption to production at our manufacturing facilities; our ability to maintain access to our water sources; our ability to protect our intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to our reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which we operate; the seasonal nature of our business and the effect of adverse weather conditions;  the impact of national, regional and global events, including those of a political, economic, business and competitive nature; our ability to recruit, retain, and integrate new management; our ability to renew our collective bargaining agreements on satisfactory terms; disruptions in our information systems; our ability to securely maintain our customers' confidential or credit card information, or other private data relating to our employees or our company; our ability to maintain our quarterly dividend; our ability to adequately address the challenges and risks associated with our international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; our ability to use net operating losses to offset future taxable income; and the potential impact of the 2017 Tax Cuts and Jobs Act on our tax obligations and effective tax rate.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott's Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Website: www.cott.com

COTT CORPORATION		EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended
	March 31, 2018	April 1, 2017

Revenue, net	$560.8	$536.9
Cost of sales	287.3	268.1
Gross profit	273.5	268.8

Selling, general and administrative expenses	261.1	255.0
Loss on disposal of property, plant & equipment, net	1.3	1.3
Acquisition and integration expenses	5.0	7.3
Operating income	6.1	5.2

Other income, net	(20.2)	(1.6)
Interest expense, net	20.8	15.3
Income (loss) from continuing operations before income taxes	5.5	(8.5)

Income tax expense	0.9	1.7
Net income (loss) from continuing operations	$4.6	$(10.2)
Net income (loss) from discontinued operations, net of income taxes	357.4	(24.2)
Net income (loss)	$362.0	$(34.4)

Less: Net income attributable to non-controlling interests -
discontinued operations	0.6	2.0
Net income (loss) attributable to Cott Corporation	$361.4	$(36.4)

Net income (loss) per common share attributable to Cott Corporation
Basic:
Continuing operations	$0.03	$(0.07)
Discontinued operations	$2.55	$(0.19)
Net income (loss)	$2.58	$(0.26)
Diluted:
Continuing operations	$0.03	$(0.07)
Discontinued operations	$2.51	$(0.19)
Net income (loss)	$2.54	$(0.26)

Weighted average common shares outstanding (in thousands)
Basic	139,953	138,735
Diluted	142,335	138,735

Dividends declared per common share	$0.06	$0.06

COTT CORPORATION		EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	March 31, 2018	December 30, 2017
ASSETS
Current assets
Cash & cash equivalents	$212.3	$91.9
Accounts receivable, net of allowance	308.1	285.0
Inventories	139.7	127.6
Prepaid expenses and other current assets	27.3	20.7
Current assets of discontinued operations	-	408.7
Total current assets	687.4	933.9

Property, plant & equipment, net	589.8	584.2
Goodwill	1,137.3	1,104.7
Intangible assets, net	758.4	751.1
Deferred tax assets	1.4	2.3
Other long-term assets, net	37.5	39.4
Long-term assets of discontinued operations	-	677.5
Total assets	$3,211.8	$4,093.1

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	3.7	-
Short-term borrowings required to be repaid or extinguished as part of divestiture	-	220.3
Current maturities of long-term debt	2.1	5.1
Accounts payable and accrued liabilities	439.8	412.9
Current liabilities of discontinued operations	-	295.1
Total current liabilities	445.6	933.4

Long-term debt	1,288.7	1,542.6
Debt required to be repaid or extinguished as part of divestiture	-	519.0
Deferred tax liabilities	136.5	98.4
Other long-term liabilities	77.2	68.2
Long-term liabilities of discontinued operations	-	45.8
Total liabilities	1,948.0	3,207.4

Equity
Common shares, no par - 140,159,714 (December 30, 2017 - 139,488,805) shares issued	922.2	917.1
Additional paid-in-capital	63.6	69.1
Retained earnings (accumulated deficit)	340.7	(12.2)
Accumulated other comprehensive loss	(62.7)	(94.4)
Total Cott Corporation equity	1,263.8	879.6
Non-controlling interests	-	6.1
Total equity	1,263.8	885.7
Total liabilities and equity	$3,211.8	$4,093.1

COTT CORPORATION		EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	March 31, 2018	April 1, 2017

Cash flows from operating activities of continuing operations:
Net income (loss)	$362.0	$(34.4)
Net income (loss) from discontinued operations, net of income taxes	357.4	(24.2)
Net income (loss) from continuing operations	$4.6	$(10.2)
Adjustments to reconcile net income (loss) from continuing
operations to cash flows from operating activities:
Depreciation & amortization	47.4	43.6
Amortization of financing fees	0.9	0.3
Amortization of senior notes premium	(0.4)	(1.6)
Share-based compensation expense	3.4	4.0
(Benefit) provision for deferred income taxes	(0.2)	1.8
Commodity hedging loss (gain), net	0.3	(1.9)
Gain on extinguishment of debt	(7.1)	-
Loss on disposal of property, plant & equipment, net	1.3	1.3
Other non-cash items	0.1	(1.8)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(12.7)	0.1
Inventories	(9.1)	(8.4)
Prepaid expenses and other current assets	(4.3)	(6.5)
Other assets	1.0	(0.1)
Accounts payable and accrued liabilities, and other liabilities	(2.6)	10.5
Net cash provided by operating activities
from continuing operations	22.6	31.1
Cash flows from investing activities of continuing operations:
Acquisitions, net of cash received	(27.8)	(5.0)
Additions to property, plant & equipment	(29.8)	(28.2)
Additions to intangible assets	(2.2)	(1.0)
Proceeds from sale of property, plant & equipment	1.9	4.1
Other investing activities	0.2	0.2
Net cash used in investing activities
from continuing operations	(57.7)	(29.9)
Cash flows from financing activities of continuing operations:
Payments of long-term debt	(262.7)	(0.4)
Issuance of long-term debt	-	750.0
Borrowings under ABL	0.6	-
Payments under ABL	(0.6)	-
Premiums and costs paid upon extinguishment of long-term debt	(12.5)	-
Issuance of common shares	(1.5)	(9.4)
Financing fees	1.8	0.5
Common shares repurchased and cancelled	(5.6)	(1.8)
Dividends paid to common shareowners	(8.4)	(8.4)
Other financing activities	(1.3)	(1.0)
Net cash (used in) provided by financing activities
from continuing operations	(290.2)	729.5
Cash flows from discontinued operations:
Operating activities of discontinued operations	(74.4)	(34.8)
Investing activities of discontinued operations	1,228.6	(14.2)
Financing activities of discontinued operations	(769.7)	(270.8)
Net cash provided by (used in) discontinued operations	384.5	(319.8)
Effect of exchange rate changes on cash	(4.8)	1.5
Net increase in cash, cash equivalents, and restricted cash	54.4	412.4
Cash & cash equivalents and restricted cash, beginning of period	157.9	118.1
Cash & cash equivalents and restricted cash, end of period	212.3	530.5
Cash & cash equivalents and restricted cash from discontinued operations, end of period	-	457.6
Cash & cash equivalents and restricted cash from continuing operations, end of period	212.3	72.9

COTT CORPORATION						EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars)
Unaudited

For the Three Months Ended March 31, 2018
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Corporate	Eliminations	Total
Revenue, net
Home and office bottled water delivery	$228.9	$-	$-	$-	$-	$228.9
Coffee and tea services	46.3	117.2	0.7	-	(1.0)	163.2
Retail	54.7	-	15.4	-	-	70.1
Other	41.2	28.9	28.6	-	(0.1)	98.6
Total	$371.1	$146.1	$44.7	$-	$(1.1)	$560.8
Gross Profit [1]	$227.8	$38.7	$7.0	$-	$-	$273.5
Gross Margin % [2]	61.4%	26.5%	15.7%	-	-	48.8%
Operating income (loss)	$12.4	$4.1	$1.4	$(11.8)	$-	$6.1
Depreciation and Amortization	$39.8	$5.7	$1.8	$0.1	$-	$47.4

For the Three Months Ended April 1, 2017
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Corporate	Eliminations	Total
Revenue, net
Home and office bottled water delivery	$218.0	$-	$-	$-	$-	$218.0
Coffee and tea services	45.9	119.7	0.6	-	-	166.2
Retail	51.8	-	11.7	-	-	63.5
Other	36.6	23.6	29.0	-	-	89.2
Total	$352.3	$143.3	$41.3	$-	$-	$536.9
Gross Profit [1]	$220.6	$41.8	$6.4	$-	$-	$268.8
Gross Margin % [2]	62.6%	29.2%	15.5%	-	-	50.1%
Operating income (loss)	$9.4	$5.6	$0.4	$(10.2)	$-	$5.2
Depreciation and Amortization	$36.0	$5.5	$2.1	$-	$-	$43.6

[1]Includes related party concentrate sales to discontinued operations.
[2]Gross profit from external and related party revenues.

COTT CORPORATION					EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE BY REPORTING SEGMENT
Unaudited

(in millions of U.S. dollars, except percentage amounts)	For the Three Months Ended March 31, 2018
	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Cott[1]
Change in revenue	$18.8	$2.8	$3.4	$(1.1)	$23.9
Impact of foreign exchange [2]	$(11.8)	$-	$(2.8)	$-	(14.6)
Change excluding foreign exchange	$7.0	$2.8	$0.6	$(1.1)	$9.3
Percentage change in revenue	5.3%	2.0%	8.2%	100.0%	4.5%
Percentage change in revenue excluding foreign exchange	2.0%	2.0%	1.5%	100.0%	1.7%
Impact of fewer trading days [3]	$1.3	$4.9	$0.2	$-	$6.4

Change excluding foreign exchange and impact of fewer trading days	$8.3	$7.7	$0.8	$(1.1)	$15.7

Percentage change in revenue excluding foreign exchange and impact of fewer trading days	2.4%	5.4%	1.9%	100.0%	2.9%

[1]Cott includes the following reporting segments: Route Based Services, Coffee, Tea and Extract Solutions and All Other.
[2] Impact of foreign exchange is the difference between the current period revenue translated utilizing the current period average foreign exchange rates less the current period revenue translated utilizing the prior period average foreign exchange rates.
[3] Our Eden business had two fewer trading days, our S&D business had three fewer trading days, and our Aimia business had one fewer trading day for the three months ended March 31, 2018 as compared to the prior year period.

COTT CORPORATION		EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	March 31, 2018	April 1, 2017

Net income (loss) from continuing operations	$4.6	$(10.2)
Interest expense, net	20.8	15.3
Income tax expense	0.9	1.7
Depreciation & amortization	47.4	43.6
EBITDA	$73.7	$50.4

Acquisition and integration costs [1,2]	5.0	7.3
Share-based compensation costs [3]	2.4	2.7
Commodity hedging loss (gain), net [4]	0.3	(1.9)
Foreign exchange and other gains, net [5]	(8.2)	(1.3)
Loss on disposal of property, plant & equipment, net [6]	1.3	1.7
Gain on extinguishment of long-term debt [7]	(7.1)	-
Other adjustments, net [8]	(2.9)	1.0
Adjusted EBITDA	$64.5	$59.9

[1]Includes $1.0 million and $1.3 million of share-based compensation costs for the three months ended March 31, 2018 and April 1, 2017, respectively, related to awards granted in connection with the acquisition of our S&D and Eden businesses.

	Location in Consolidated	For the Three Months Ended
	Statements Of Operations	March 31, 2018	April 1, 2017
		(Unaudited)
[2]Acquisition and integration costs	Acquisition and integration expenses	$5.0	$7.3
[3]Share-based compensation costs	Selling, general and administrative expenses	2.4	2.7
[4]Commodity hedging loss (gain)	Cost of sales	0.3	(1.9)
[5]Foreign exchange and other gains, net	Other income, net	(8.2)	(1.3)
[6]Loss on disposal of property, plant & equipment, net	Loss on disposal of property, plant & equipment, net	1.3	1.7
[7]Gain on extinguishment of long-term debt	Other income, net	(7.1)	-
[8]Other adjustments, net	Selling, general and administrative expenses	1.0	1.0
	Other income, net	(3.9)	-

COTT CORPORATION		EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	March 31, 2018	April 1, 2017

Net cash provided by operating activities from
continuing operations	$22.6	$31.1
Less: Additions to property, plant, and equipment	(29.8)	(28.2)
Free Cash Flow	$(7.2)	$2.9

Plus:
Acquisition and integration cash costs	5.6	5.7
Working capital adjustment - Refresco concentrate supply agreement [1]	8.9	-
Adjusted Free Cash Flow	$7.3	$8.6

[1] Increase in working capital related to the Concentrate Supply Agreement with Refresco in connection with the Transaction.

COTT CORPORATION	EXHIBIT 8
SUPPLEMENTARY INFORMATION - NON-GAAP - LEVERAGE
(in millions of U.S. dollars)
Unaudited

LTM
March 31, 2018

Adjusted EBITDA [1]	$300.2

Total debt	$1,294.5

Less: Cash & cash equivalents [2]	(199.8)
Net Debt	$1,094.7

Leverage (Net Debt / Adjusted EBITDA)	3.6

[1] See Exhibit 9 for reconciliation

[2] Excludes $12.5 million of cash proceeds received from the sale of the Traditional Business that was held in escrow as of March 31, 2018.

COTT CORPORATION				EXHIBIT 9
SUPPLEMENTARY INFORMATION - NON-GAAP - LAST TWELVE MONTHS (LTM)
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION (EBITDA)
(in millions of U.S. dollars)
Unaudited

	A	B	C	A+B-C
	For the Year Ended	For the Three Months Ended		LTM Ending
	December 30, 2017	March 31, 2018	April 1, 2017	March 31, 2018
Net (loss) income from continuing operations	$(3.6)	$4.6	$(10.2)	$11.2
Interest expense, net	85.5	20.8	15.3	91.0
Income tax (benefit) expense	(30.0)	0.9	1.7	(30.8)
Depreciation & amortization	188.6	47.4	43.6	192.4
EBITDA	$240.5	$73.7	$50.4	$263.8

Acquisition and integration costs [1,2]	25.9	5.0	7.3	23.6
Share-based compensation costs [3]	14.0	2.4	2.7	13.7
Commodity hedging (gain) loss, net [4]	(0.3)	0.3	(1.9)	1.9
Foreign exchange and other gains, net [5]	(2.0)	(8.2)	(1.3)	(8.9)
Loss on disposal of property, plant & equipment, net [6]	11.1	1.3	1.7	10.7
Gain on extinguishment of long-term debt [7]	(1.5)	(7.1)	-	(8.6)
Other adjustments, net [8]	7.9	(2.9)	1.0	4.0
Adjusted EBITDA	$295.6	$64.5	$59.9	$300.2

[1]Includes $3.5 million of share-based compensation costs for the year ended December 30, 2017, and $1.0 million and $1.3 million of share-based compensation costs for the three months ended March 31, 2018 and April 1, 2017, respectively, related to awards granted in connection with the acquisitions of our S&D and Eden.

	Location in Consolidated	For the Year Ended	For the Three Months Ended
	Statements of Operations	December 30, 2017	March 31, 2018	April 1, 2017
		(Unaudited)
[2]Acquisition and integration costs	Acquisition and integration expenses	$25.9	$5.0	$7.3
[3]Share-based compensation costs	Selling, general and administrative expenses	14.0	2.4	2.7
[4]Commodity hedging (gain) loss, net	Cost of sales	(0.3)	0.3	(1.9)
[5]Foreign exchange and other gains, net	Other income, net	(2.0)	(8.2)	(1.3)
[6]Loss on disposal of property, plant & equipment, net	Loss on disposal of property,
	plant & equipment, net	11.1	1.3	1.7
[7]Gain on extinguishment of long-term debt	Other income, net	(1.5)	(7.1)	-
[8]Other adjustments, net	Selling, general and administrative expenses	6.3	1.0	1.0
	Other income, net	1.6	(3.9)	-

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SOURCE Cott Corporation

View original content with multimedia: http://www.newswire.ca/en/releases/archive/May2018/03/c8728.html

%CIK: 0000884713

For further information: Jarrod Langhans, Investor Relations, Tel: (813) 313-1732, Investorrelations@cott.com

CO: Cott Corporation

CNW 06:30e 03-MAY-18